SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 24, 2014

Date of Report (Date of earliest event reported)

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UNITY BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-12431

(Commission File Number)

22-3282551

(IRS Employer Identification No.)

64 Old Highway 22

Clinton, NJ 08809

(Address of Principal Executive Office)

(908) 730-7630

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders

Clinton, NJ – Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, held its Annual Meeting of Shareholders on April 24, 2014.  A total of 5,802,583 of the Company's shares were present or represented by proxy at the meeting.  The Company's shareholders took the following action:

Proposal #1: Election of Directors

The following four directors were nominated to serve for the terms set forth in the Company’s proxy statement.  Results of the election are as follows:

	Number of Votes
Name	For	Withheld	Broker Non-vote
Wayne Courtright	4,597,026	52,858	1,152,699
David D. Dallas	4,393,079	256,805	1,152,699
Robert H. Dallas, II	4,393,079	256,805	1,152,699
Peter E. Maricondo	4,597,508	52,376	1,152,699

Proposal #2:  The Ratification of the Selection of McGladrey LLP, as the Company's Independent External Auditors for the Year Ending December 31, 2014

The Audit Committee has appointed the firm of McGladrey LLP, to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2014.  This appointment will continue at the pleasure of the Audit Committee and is presented to the stockholders for ratification as a matter of good governance.  Results of the election are as follows:

Number of Votes
For	Against	Abstain	Broker Non-vote
5,792,293	7,943	2,347	-

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.

(Registrant)

Date: April 24, 2014

By: /s/     Alan J. Bedner

Alan J. Bedner

EVP and Chief Financial Officer